                                                                EXHIBIT 3.1 (AH)


                          CERTIFICATE OF INCORPORATION
                                       OF
                              CASTLE AVIATION, INC.



                                    ARTICLE I

         The name of the Corporation is Castle Aviation, Inc.

                                   ARTICLE II

         The name and address of the registered agent of the Corporation in the State of Delaware is:

                           THE CORPORATION TRUST COMPANY
                           Corporation Trust Center
                           1209 Orange Street
                           Wilmington, New Castle County, Delaware 19801

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The Corporation is authorized to issue one class of capital stock, designated Common Stock. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, no par value per share (the "Common Stock").

                                    ARTICLE V

         The name and mailing address of the incorporator of this Corporation are as follows:

                           Robert F. Sharpe, Jr.
                           1100 Reynolds Boulevard
                           Winston-Salem, North Carolina 27102

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-laws of the Corporation.

                                   ARTICLE VII

         The number of directors of this Corporation shall be fixed and may be altered from time to time, in the manner provided in the By-laws.

                                  ARTICLE VIII

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE IX

         All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true and accordingly, have hereunto set my hand on this 25th day of June, 1987.



                                                     /s/ Robert F. Sharpe, Jr.
                                                     ---------------------------
                                                     Robert F. Sharpe, Jr.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CASTLE AVIATION, INC.



         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Castle Aviation, Inc.

         2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

                                   "ARTICLE I

         The name of the corporation is Dole Foods Flight Operations, Inc."

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on the 10th day of April, 1992.



                                    /s/ William J. Hain
                                    -----------------------------------
                                    William J. Hain
                                    President

Attest:


/s/ J. Brett Tibbitts
------------------------------------
J. Brett Tibbitts
Secretary